
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Principal Plus Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                       4,117,961
<SECURITIES>                                37,268,041
<RECEIVABLES>                                   20,166
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              40,894,102<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                40,894,102<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             1,927,466<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,734,039
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                286,305<F4>
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            286,305<F4>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   286,305<F4>
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash, securities and receivables and interest receivable, total assets include net unrealized loss on open contracts of $186,648 and net option premiums of $(139,500).
<F2>Liabilities include redemptions payable of $2,246,208, accrued brokerage fees of $136,358, accrued administrative fees of $172,749, accrued management fees of $34,089.
<F3>Total revenues include realized trading revenue of $(139,415), net change in unrealized of $(567,384), interest income of $1,801,793 and change in valuation of Yield Pool of $832,472.
<F4>Income-Pretax, Income Continuing and Net Income includes minority interest in income of $(92,878).


